EXHIBIT 99.B5-4


                              EXHIBIT (d) (2) (kk)

                      FORM OF INVESTMENT COUNSEL AGREEMENT
                     FOR DIVIDEND GROWTH FUND AND SMALL CAP
                                 FRONTIER FUNDS



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                                     FORM OF
                                IDEX SERIES FUND
                 INVESTMENT SUB-ADVISER AND COUNSEL AGREEMENT

      This Agreement is entered into as of March 1, 1999 between IDEX MANAGEMENT, INC., a Delaware corporation (referred to herein as "Idex Management"), and T. Rowe Price Associates, Inc., a Maryland corporation (referred to herein as "T. Rowe").

      WHEREAS, Idex Management entered into a Management and Investment Advisory Agreement (referred to herein as the "Advisory Agreement"), dated as of March 1, 1999 with IDEX Series Fund ("IDEX"), a Massachusetts business trust registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), on behalf of the Dividend Growth Fund and Small Cap Frontier Fund (each a "Fund," collectively, "Funds") of IDEX, pursuant to which Idex Management has agreed, among other things, to act as investment adviser to each Fund.

      WHEREAS, the Advisory Agreement provides that Idex Management may engage
T. Rowe to furnish investment information and advice to assist Idex Management in carrying out its responsibilities under the Advisory Agreement as investment adviser to each Fund.

      WHEREAS, it is the purpose of this Agreement to express the mutual agreements of the parties hereto with respect to the services to be provided by
T. Rowe to Idex Management and the terms and conditions under which such services will be rendered.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

      1. SERVICES OF T. ROWE. T. Rowe shall act as sub-adviser and investment counsel to Idex Management with respect to each Fund. In this capacity, T. Rowe shall have the following responsibilities:

      (a) to provide a continuous investment program for each Fund including advice as to the acquisition, holding or disposition of any or all of the securities or other assets which a Fund may own or contemplate acquiring from time to time;

      (b) to cause its officers to attend meetings of Idex Management or IDEX and furnish oral or written reports, as Idex Management may reasonably require, in order to keep Idex Management and its officers and the Trustees of IDEX and appropriate officers of IDEX fully informed as to the condition of the investment Portfolio of each Fund, the investment recommendations of T. Rowe, and the investment considerations which have given rise to those recommendations;

      (c) to furnish such statistical and analytical information and reports as may reasonably be required by Idex Management from time to time; and

      (d) to supervise the purchase and sale of securities and place orders and negotiate the commissions for the execution of transactions in securities or other assets with or through such brokers, dealers, underwriters or issuers that T. Rowe may select for each Fund.

      2. OBLIGATIONS OF IDEX MANAGEMENT. Idex Management shall have the following obligations under this Agreement:

      (a) to keep T. Rowe continuously and fully informed as to the composition of each Fund's investment Fund and the nature of each Fund's assets and liabilities from time to time;

      (b) to furnish T. Rowe with a certified copy of:

         (1) any financial statement or report prepared for each Fund by certified or independent public accountants, and with copies of any financial statements or reports made by a Fund to its shareholders or to any governmental body or securities exchange;

         (2) The Declaration of Trust of IDEX, as filed with the Secretary of State of the Commonwealth of Massachusetts, as in effect on the date hereof and as amended from time to time ("Trust");

         (3) The By-Laws of IDEX as in effect on the date hereof and as amended from time to time ("By-Laws");


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         (4) Certified resolutions of IDEX's Board of Trustees authorizing the appointment of Idex Management as investment adviser and T. Rowe the sub-adviser and approving the form of the Management and Investment Advisory Agreement and this Agreement;

         (5) IDEX's Registration Statement under the 1940 Act and the Securities Act of 1933, as amended, on Form N-1A, as filed with the Securities and Exchange Commission ("SEC") relating to each Fund and its shares and all amendments thereto ("Registration Statement");

         (6) The Notification of Registration of IDEX under the 1940 Act on Form N-8A as filed with the SEC and any amendments thereto;

         (7) The Funds' Prospectuses (as defined above); and

      (c) to furnish T. Rowe with any further materials or information which T. Rowe may reasonably request to enable it to perform its functions under this Agreement;

      (d) to compensate T. Rowe for its services provided, and the expenses assumed under this Agreement, by (i) the payment of a monthly sub-advisory fee as set forth on schedule A attached to this Agreement, as it may be amended from time to time in accordance with
          Section 13 below. The sub-advisory fee shall be accrued daily and payable monthly to T. Rowe on or before the tenth (10th) day of the next succeeding calendar month. In the event that this Agreement shall be effective for only part of a period to which any such fee received by Idex Management is attributable, then an appropriate pro-ration of the fee that would have been payable hereunder if this Agreement had remained in effect until the end of such period shall be made, based on the number of calendar days in such period and the number of calendar days during the period in which this Agreement was in effect.

      3. TREATMENT OF INVESTMENT ADVICE. Idex Management may direct T. Rowe to furnish its investment information, advice and recommendations directly to officers of IDEX.

      4. PURCHASES BY AFFILIATES. Neither T. Rowe nor any of its officers or Directors shall take a long or short position in the securities issued by the Funds on terms not otherwise available to the public. This prohibition, however, shall not prevent the purchase from a Fund of shares issued by the Fund on behalf of the Funds by the officers and Directors of T. Rowe (or deferred benefit plans established for their benefit) at the current price available to the public, or at such price with reductions in sales charge as may be permitted in the Fund's current prospectus in accordance with Section 22(d) of the Investment Company Act of 1940, as amended (the "1940 Act").

      5. SERVICE OF OTHER CLIENTS. Nothing contained in this Agreement shall limit or restrict (i) the freedom of T. Rowe, or any affiliated person thereof, to render investment management and corporate administrative services to other investment companies, to act as investment manager or investment counselor to other persons, firms, or corporations, or to engage in any other business activities, or (ii) the right of any director, officer, or employee of T. Rowe, who may also be a trustee, officer, or employee of IDEX, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

      6. T. ROWE'S USE OF THE SERVICES OF OTHERS. T. Rowe may (at its cost except as contemplated by Paragraph 5 of this Agreement) employ, retain, or otherwise avail itself of the services or facilities of other persons or organizations for the purpose of obtaining such statistical and other factual information, such advice regarding economic factors and trends, such advice as to occasional transactions in specific securities, or such other information, advice, or assistance as T. Rowe may deem necessary, appropriate, or convenient for the discharge of its obligations hereunder or otherwise helpful to the Funds, as appropriate, or in the discharge of T. Rowe's overall responsibilities with respect to the other accounts that it serves as investment manager or counselor, provided that T. Rowe shall at all times retain responsibility for making investment recommendations with respect to each Fund.

      7. LIMITATION OF LIABILITY OF T. ROWE. T. Rowe may rely on information reasonably believed by it to be accurate and reliable. Except as may otherwise be provided by the 1940 Act, neither T. Rowe nor its officers, directors, employees or agents shall be subject to any liability to the Funds or any shareholders of the Funds for any error of judgment, mistake of law or any loss arising out of any investment or other act or omission in the course of, connected with or arising out of any service to be rendered hereunder, except by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of its obligations and duties under this Agreement.

      8. COMPLIANCE WITH LAWS. T. Rowe represents that it is, and will continue to be throughout the term of this Agreement,
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an investment adviser registered under all applicable federal and state laws. In all matters relating to the performance of this Agreement, T. Rowe will act in conformity with the IDEX Declaration of Trust, Bylaws, and current prospectus and with the reasonable instructions and direction of Idex Management and IDEX's Trustees regarding management of the Funds' investments and will conform to and comply with the 1940 Act and all other applicable federal or state laws and regulations.

      9.    BROKERAGE.

            A. T. Rowe agrees that, in placing orders with broker-dealers for the purchase or sale of each Fund's securities, it shall attempt to obtain quality execution at favorable security prices (best price and execution); provided that, on behalf of the Fund, the T. Rowe may, in its discretion, agree to pay a broker-dealer that furnishes brokerage or research services as such services are defined under Section 28(e) of the Securities Exchange Act of 1934, as amended ("1934 Act"), a higher commission than that which might have been charged by another broker-dealer for effecting the same transactions, if T. Rowe determines in good faith that such commission is reasonable in relation to the brokerage and research services provided by the broker-dealer, viewed in terms of either that particular transaction or the overall responsibilities of T. Rowe with respect to the accounts as to which it exercises investment discretion (as such term is defined under Section 3(a)(35) of the 1934 Act). In no instance will Fund securities be purchased from or sold to T. Rowe, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder.

            B. On occasions when T. Rowe deems the purchase or sale of a security to be in the best interest of the Funds as well as other clients of T. Rowe, T. Rowe, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities to be purchased or sold to attempt to obtain a more favorable price or lower brokerage commissions and efficient execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by T. Rowe in the manner T. Rowe considers to be the most equitable and consistent with its fiduciary obligations to the Funds and to its other clients, subject to compliance with applicable laws and procedures adopted by the Trustees of IDEX.

      10. TERMINATION. This Agreement shall terminate automatically with respect to a Fund upon the termination of the Advisory Agreement with respect to such Fund. This Agreement may be terminated at any time with respect to a Fund, without penalty, by Idex Management or by IDEX by giving 60 days' written notice of such termination to T. Rowe at its principal place of business, provided that, if terminated by IDEX, such termination is approved by the Board of Trustees of IDEX or by vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of the affected Fund. This Agreement may be terminated at any time by T. Rowe by giving 60 days' written notice of such termination to IDEX and Idex Management at their respective principal places of business.

      11. ASSIGNMENT. This Agreement shall terminate automatically, with respect to a Fund, in the event of any assignment (as that term is defined in Section 2(a)(4) of the 1940 Act) of this Agreement with respect to a Fund.

      12. TERM. This Agreement shall continue in effect, with respect to a Fund, unless sooner terminated in accordance with its terms, for an initial term ending April 30, 2000, and shall continue in effect from year to year thereafter so long as such continuance is specifically approved at least annually by the vote of a majority of the Trustees of IDEX who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of the terms of such renewal, and by either the Trustees of IDEX or the affirmative vote of a majority of the outstanding voting securities of the Funds (as that phrase is defined in Section 2(a)(42) of the 1940 Act).

      13. AMENDMENTS. This Agreement may be amended with respect to a Fund only with the approval by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940
Act) of such Fund and the approval by the vote of a majority of the Trustees of IDEX who are not parties hereto or interested persons (as that term is defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on the approval of such amendment, unless otherwise permitted in accordance with the 1940 Act.

      14. PRIOR AGREEMENTS. This agreement supersedes all prior agreements between the parties relating to the subject matter hereof, and all such prior agreements are deemed terminated upon the effectiveness of this agreement.

      15.  MISCELLANEOUS.

      A. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of Maryland without giving effect to the conflicts of laws principles thereof, and the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.
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      B. CAPTIONS. The captions contained in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      C. INTERPRETATION. Nothing herein contained shall be deemed to require IDEX to take any action contrary to its Articles or By-Laws, or any applicable statutory or regulatory requirement to which it is subject or by which it is bound, or to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of IDEX.

      D. DEFINITIONS. Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the 1940 Act shall be resolved by reference to such term or provision of the 1940 Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations, or orders of the SEC validly issued pursuant to the 1940 Act. As used in this Agreement, the terms "majority of the outstanding voting securities," "affiliated person," "interested person," "assignment," "broker," "investment adviser," "net assets," "sale," "sell," and "security" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the SEC by any rule, regulation, or order. Where the effect of a requirement of the federal securities laws reflected in any provision of this Agreement is made less restrictive by a rule, regulation, or order of the SEC, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation, or order, unless Idex Management, Inc. and T. Rowe agree to the contrary.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ATTEST:                              T. ROWE ASSOCIATES, INC.

_____________________________        By:______________________________________
Secretary                            Title:



ATTEST:                              IDEX MANAGEMENT, INC.

_____________________________        By:______________________________________
                                         G. John Hurley
                                         President and Chief Executive Officer


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Investment Counsel Agreement

                                   SCHEDULE A
                                SUB-ADVISORY FEE

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            FUND                ANNUAL PERCENTAGE OF        TERMINATION DATE
                            MONTHLY AVERAGE DAILY
                                   NET ASSETS
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      DIVIDEND GROWTH         0.50% of the first $100         April 30, 2000
                              million of the Fund's
                            average daily net assets;
                            0.40% of assets in excess
                              of $100 million (from
                                  first dollar)
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     SMALL CAP FRONTIER         0.35% of the Fund's           April 30, 2000
                            average daily net assets
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